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                          [Logo of Boeing appears here]

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): June 13, 2003

                               THE BOEING COMPANY
        ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                          Commission file number 1-442

             Delaware                               91-0425694
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   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
     incorporation or organization)

    100 N. Riverside, Chicago, IL                      60606-1596
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(Address of principal executive offices)               (Zip Code)

                                 (312) 544-2000
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              (Registrant's telephone number, including area code)

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Item 5. Other Events and Required FD Disclosure.

     As previously reported, the U.S. Air Force has notified the Company that it is reviewing the Company's present responsibility as a government contractor in connection with an incident in 1999 in which two employees were found to have in their possession certain information pertaining to Lockheed Martin Corporation, a competitor under the Evolved Expendable Launch Vehicle Program ("EELV"). The employees, one of whom was a former employee of Lockheed, were terminated, and a third employee was reprimanded and then retired a few days later. The Air Force has expressed concerns over possible misuse of Lockheed's information and the Company's investigation and disclosure of the underlying facts. As previously reported, the same incident is under investigation by the U.S. Attorney in Los Angeles.

     On June 10, 2003, Lockheed filed a suit against the Company and its three former employees in the U.S. District Court for the Middle District of Florida. The suit alleges that the Company and its employees committed violations of federal and Florida law resulting from their solicitation, acquisition, and use of Lockheed information during the competition for launch contract awards under the EELV program and from the Company's alleged concealment of this conduct. The complaint seeks compensatory damages, including treble and punitive damages, consequential damages, costs, return of all proprietary information, and injunctive relief against all defendants.

     The Company is cooperating with these parallel government investigations and intends to defend the Lockheed suit vigorously. It is not possible at this time to predict the outcome of these matters or whether an adverse outcome would or could have a material adverse financial impact on the Company.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               THE BOEING COMPANY
                                  (Registrant)

                                /s/ James C. Johnson
                               ---------------------
                                James C. Johnson
    Senior Vice President, Corporate Secretary and Assistant General Counsel
                               Date: June 13, 2003